                     MINUTES OF SPECIAL STOCKHOLDERS MEETING

                                       OF

                          SECURITY MUNICIPAL BOND FUND

                                 OCTOBER 7, 2005

The special meeting of the stockholders of the Security Municipal Bond Fund (the
"Fund"), a Kansas  corporation,  was held at the Security Benefit Building,  One
Security  Benefit  Place,  Topeka,  Kansas,  on October  7, 2005,  at 1:00 p.m.,
pursuant to a call made by the Board of  Directors  of Security  Municipal  Bond
Fund and written notice given by the secretary.

John D.  Cleland,  Chairman,  presided at the  meeting,  and Amy J. Lee acted as
Secretary  of the meeting,  as provided by the bylaws.  Those in  attendance  in addition  to the  Chairman  and the  Secretary  were  Brenda M.  Harwood,  Chief
Compliance  Officer of the Security Funds, and staff members,  Shelley Gower and
Carol Christopher. Also present was Mary Nestor, a stockholder of the Fund.

The  Secretary   presented  and  read  the  Notice  of  a  Special   Meeting  of
Stockholders,  which was mailed to all stockholders of record of the Fund, on or about August 29, 2005. A copy of the Notice is filed  immediately  following the minutes of this meeting.

The Secretary presented an Affidavit, duly signed and sworn to by the Secretary, showing  that the Notice of Meeting had been mailed to each  stockholder  of the
Fund, at the address as it appeared on the books of the Fund,  postage  prepaid, as required by the Security  Municipal  Bond Fund's  bylaws.  The  Affidavit was approved and ordered  attached to these  minutes.  Mr. Cleland then presented to the meeting a complete  list  setting out the names of all  stockholders  of the
Fund  entitled to notice of and to vote at the meeting as of the record date. He then ordered the  stockholders  list to be, and the same was, kept available for inspection at all times throughout the meeting.

There was then presented to the meeting the proxies of stockholders  holding the following  number of shares of the Fund who  desired  to be  represented  at the meeting by proxy for the purpose of voting on the issues.

     =====================================================================
                         SECURITY MUNICIPAL BOND FUND
     ---------------------------------------------------------------------
     NUMBER OF       NUMBER                     OF THOSE
      SHARES       OF VOTES        NUMBER       PRESENT
     ELIGIBLE       REQUIRED      OF VOTES     ARE VOTING     TOTAL SHARES
      TO VOTE      FOR QUORUM     RECEIVED     IN PERSON      BEING VOTED
     ---------------------------------------------------------------------
     1,204,540      602,270       748,467          0            748,467
     =====================================================================

Mr.  Cleland  declared  there was a quorum present and noted that the minutes of the stockholders' meetings, as well as the meetings of the Board of Directors of
Security  Municipal  Bond  Fund,  were  available  and  open  to  inspection  by stockholders.

Mr. Cleland then appointed Ms. Carol Christopher and Ms. Shelley Gower as Judges
of Election  to count the votes on the matters  presented  to the  meeting.  The
Judges took their oath of office and Mr. Cleland  ordered that the oath be filed with the minutes of this meeting.

Mr. Cleland stated that the next item of business to come before the meeting was to vote to approve or  disapprove a proposed  Plan of  Liquidation  for Security
Municipal Bond Fund.

Ms. Gower then reported the vote on the following issue:

================================================================================
ISSUE:  a.  To approve or disapprove a proposed Plan of Liquidation for Security
            Municipal Bond Fund.
--------------------------------------------------------------------------------
                                              VOTES
                                     -----------------------
                                                  AGAINST/       TOTAL NUMBER OF
                FUND                   FOR       ABSTENTIONS       SHARES VOTED
--------------------------------------------------------------------------------
                                     712,715       35,752            748,467
================================================================================

Mr. Cleland then declared that a majority of the Fund's  outstanding  shares had voted in favor of the proposed Plan of Liquidation.

There being no further business to come before the meeting,  it was, upon motion duly made, seconded and unanimously carried,  adjourned at 1:10 p.m., October 7,
2005.

                                          --------------------------------------
                                          Amy J. Lee Secretary

Approved:

--------------------------------------
John D. Cleland, Chairman of the Board